Exhibit 10.T



                 GREYHOUND LEISURE SERVICES, INC.

            KEY MANAGEMENT DEFERRED COMPENSATION PLAN
               (amended effective January 1, 1998)


1.   PURPOSE.

The purpose of the Greyhound Leisure Services, Inc. (hereinafter "GLSI") Key Management Deferred Compensation Plan (hereinafter the "Plan") is to provide post-retirement income to eligible employees on and after January 1, 1982. It is the intention of GLSI that eligible employees shall be those selected by the Company from time to time and such that the Plan continues to be eligible for exemption under Parts 2, 3 and 4 of Title I of ERISA. In order to further that intent, all Eligible Employees must fulfill at least the following requirements:

1.   He or she should be exempt from the provisions of the Fair
Labor Standards Act and

2. His or her duties should be those of supervisory or management personnel.

3. Eligible Employees shall be restricted to Officers of GLSI or any of its subsidiaries or affiliates whose title shall be one of the following:

     Vice President
     Senior Vice President
     Executive Vice President
     President

2.   PARTICIPATION.

Employees of GLSI (its subsidiaries or its affiliates identified in Schedule A) may become eligible for the Plan when approved by the Board of Directors of GLSI. A list of Eligible Employees is attached (Schedule B) to the Plan and such exhibit shall be periodically updated when additional employees become eligible.

3.   FUNDING.

No fund shall be established to provide for the payment of benefits under the Plan. Such payments shall be made only when an Eligible Employee retires and shall be payable by the Company at such time.

4.   RETIREMENT BENEFIT.

An Eligible Employee may retire at his or her early, normal or postponed retirement date, determined under the eligibility requirements of the Greyhound Retirement Income Plan appendix to the Viad Corp Retirement Income Plan (hereinafter "VCRIP"). He or she may elect to have the benefit from this Plan payable in any form allowed by the VCRIP. The Plan shall pay a monthly benefit equal to

     (a) the benefit that would be provided by the VCRIP as in effect at the time of retirement, using all service and basic earnings (including 50% of Management Incentive Plan ("MIP") awards whether paid or deferred, provided however, that the calculation for Eligible Employees who reach age 55 or older on or before December 31, 1997 shall include 100% of the MIP) with Viad Corp (hereinafter called the Corporation), a subsidiary or affiliate (unless an exclusion is specified for any Eligible Employee of a Company listed in Schedule A, less

     (b) the sum of all retirement benefits payable to the employee from all other defined benefit plans maintained by the Corporation or any of its subsidiaries or affiliates, computed as payable at the date of retirement and in the form of benefit elected by the employee for this Plan.

The benefit in (a) above shall be determined without regard to the limits of Internal Revenue Code Sections 401(a)(17) and 415 that apply under the referenced qualified plan.

No benefits are payable if the employee terminates before being eligible to retire.

5.   DEATH BENEFITS.

If an eligible employee dies prior to retirement and the spouse would be eligible for a benefit under the VCRIP, then the spouse will receive a benefit from this Plan equal to

     (a) the benefit that would be provided by VCRIP to the spouse, computed similarly to 4(a) above, less

     (b) the sum of all survivor benefits payable from other defined benefit plans, computed similarly to 4(b) above.

The benefit in (a) above shall be determined without regard to the limits of Internal Revenue Code Sections 401(a)(17) and 415 that apply under the referenced qualified plan.

Post death benefits are payable according to the annuity form elected.

6.   OPTIONAL FORMS.

If any pension is payable to an eligible employee from the pension plan maintained by the Corporation (or any of its subsidiaries or affiliates) and an optional form of payment is elected under that pension plan, then a similar election will be assumed made under this Plan. If two or more such pensions are payable from other plans, then the option selected from the largest pension shall prevail in this Plan.

7.   PLAN COMMUNICATION.

Schedule B attached, shall constitute a listing of those eligible employees approved in accordance with paragraph 2 above. Each such employee shall receive a detailed description of the benefits that may become available to him under this Plan.

8.   PLAN ADMINISTRATION.

The Plan will be administered by the GLSI Compensation Committee.
The Board of Directors of GLSI reserves the right to alter or discontinue the Plan or any of its provisions at its discretion.

In witness whereof, the Company causes this Greyhound Leisure
Services, Inc. Key Management Deferred Compensation Plan to be executed by its duly authorized representative on this thirtieth day of December, 1997.

                              VIAD CORP

                              By:  /s/  Leon C. Reivitz
                                        Vice President Human
                                        Resources


                            SCHEDULE A

                 Greyhound Leisure Services, Inc.




                            SCHEDULE B

Name                SSN                 DOB
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